SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Ammendment No. ____ )

Filed by the Registrant    [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

 [X] Preliminary  Proxy Statement            [  ] Confidential, for Use of the
                                                  Commission  Only (as permitted
                                                  by Rule 14a-6 (e) (2))
 [ ] Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       IOWA PUBLIC AGENCY INVESTMENT TRUST
               (Exact Name of Registrant as Specified in Charter)
                                2203 Grand Avenue
                           Des Moines, Iowa 50312-5338
               (Address of Principal Executive Offices) (Zip Code)

                              Edgar H. Bittle, Esq.
                           Ahlers, Cooney, Dorweiler,
                          Haynie, Smith & Allbee, P.C.
                                100 Court Avenue
                             Des Moines, Iowa 50309
                     (Name and Address of Agent for Service)

                        Copies of all Communications to:
                               JOHN C. MILES, ESQ.
                  Cline, Williams, Wright, Johnson & Oldfather
                            1900 First Bank Building
                             Lincoln, Nebraska 68508
                                 (402) 474-6900

Payment of Filing Fee (Check the appropriate box):

 [X] No fee required

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously.

                   IOWA PUBLIC AGENCY INVESTMENT TRUST (IPAIT)

                                  CONSENT FORM

                    SOLICITED BY THE IPAIT BOARD OF TRUSTEES


The enclosed Consent Request Statement describes how IPAIT's Investment Advisor, Investors Management Group, will undergo a change of ownership. Investors
Management Group has served as Investment Advisor to IPAIT since IPAIT's inception in 1987. IPAIT's Board of Trustees has voted to approve the New
Advisory Agreement between IPAIT and Investors Management Group which is substantially identical with the existing agreement. Certain regulations of the Securities and Exchange Commission require IPAIT's participants to also consent to the New Advisory Agreement. Each IPAIT participant is asked to complete and return this Consent Form.


                                    PROPOSAL

THE BOARD OF TRUSTEES OF THE IOWA PUBLIC AGENCY INVESTMENT TRUST, PURSUANT TO THE JOINT POWERS AGREEMENT AND DECLARATION OF TRUST, VOTED ON OCTOBER 14, 1997 TO APPROVE THE NEW ADVISORY AGREEMENT WITH INVESTORS MANAGEMENT GROUP, AS DESCRIBED IN THE CONSENT REQUEST STATEMENT, AND RECOMMENDS THAT EACH PARTICIPANT GIVE THEIR CONSENT TO RETAIN INVESTORS MANAGEMENT GROUP PURSUANT TO THE NEW ADVISORY AGREEMENT.


          Consent  [ ]             Do Not Consent  [ ]


You will be deemed to have consented to the Proposal if you do any of the following:

         1) MARK THE "CONSENT" BOX, sign below and return this Form in the enclosed envelope or fax the Form to IPAIT at 1-515-244-2353 by 3:00 p.m., November 14, 1997;

         2) SIGN AN UNMARKED FORM and return the Form in the enclosed envelope or fax to IPAIT at 1-515-244-2353 by 3:00 p.m., November 14, 1997;
              or

         3)   TAKE NO ACTION by the 3:00 p.m., November 14, 1997 deadline.


To withhold your consent, YOU MUST MARK THE "DO NOT CONSENT" BOX, sign below, and return this Form in the enclosed envelope or fax the Form to IPAIT at 1-515-244-2353 by 3:00 p.m., November 14, 1997.

The Board of Trustees will meet at 11:30 a.m. at Investors Management Group, 2203 Grand Avenue, Des Moines, Iowa, November 18, 1997, to tabulate Consents and take final action on the Proposal.


This Consent Form must be executed by an Authorized Official -- that is, a person authorized to execute this Consent Form on behalf of the IPAIT Participant.

Dated: ____________________________ IPAIT Participant: ________________________
By: _______________________________ Title: ____________________________________
        Authorized Official

                       IOWA PUBLIC AGENCY INVESTMENT TRUST
                                2203 GRAND AVENUE
                           DES MOINES, IOWA 50312-5338
                            TELEPHONE (800) 872-4024
                               FAX (515) 244-2353



                       NOTICE OF PARTICIPANT CONSENT VOTE




Notice is hereby given to the participants of Iowa Public Agency Investment Trust ("IPAIT"), that a consent vote will be tabulated at the offices of Investors Management Group, 2203 Grand Avenue, Des Moines, Iowa 50312-5338, on Friday, November 14, 1997, at 3:00 p.m. Central Time to approve the New Investment Advisory Agreement, as described in the Consent Request Statement, between IPAIT and Investors Management Group, to be effective upon the completion of the proposed merger of Investors Management Group with IMG Acquisition, Inc., a subsidiary of AMCORE Financial, Inc.

Participants of record at the close of business on October 20, 1997, are entitled to vote their consent.

                                                     By order of the Trustees,






                                                     Robert Hagey, Chairperson

October 14, 1997





YOUR CONSENT IS IMPORTANT. PLEASE SIGN AND RETURN YOUR CONSENT FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE IMMEDIATELY.

                       IOWA PUBLIC AGENCY INVESTMENT TRUST
                                2203 GRAND AVENUE
                           DES MOINES, IOWA 50312-5338
                            TELEPHONE (800) 872-4024
                               FAX (515) 244-2353


                            CONSENT REQUEST STATEMENT


The enclosed Consent Form, which was first mailed on October 14, 1997, is solicited by the Trustees of Iowa Public Agency Investment Trust ("IPAIT" or the "Trust") in connection with the consent vote to be tabulated at the offices of Investors Management Group, 2203 Grand Avenue, Des Moines, Iowa 50312-5338, on Friday, November 14, 1997, at 3:00 p.m. Central Time. Consents may be returned by mail or fax.

                          SOLICITATION OF CONSENT FORMS


The sole purpose of this Consent Request Statement and Consent Form is to permit each participant of the Trust to consider the New Advisory Agreement (herein described) to take effect following the consummation of the transactions contemplated by an Agreement and Plan of Reorganization By and Among AMCORE Financial, Inc., IMG Acquisition, Inc., Investors Management Group, David W. Miles, and Mark A. McClurg, dated September 30, 1997 (the "Merger Agreement). Pursuant to the Merger Agreement, Investors Management Group will become a wholly owned subsidiary of AMCORE Financial, Inc.


THE TRUST WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT (AND THE MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING THE ANNUAL REPORT) TO A PARTICIPANT UPON REQUEST. ANY SUCH REQUEST SHOULD BE DIRECTED TO THE IOWA PUBLIC AGENCY INVESTMENT TRUST BY CALLING 1-800-872-4024 OR BY WRITING TO THE TRUST AT 2203 GRAND AVENUE, DES MOINES, IOWA 50312-5338.

                                  VOTING RIGHTS

The Board of Trustees has fixed the close of business on October 20, 1997, as the record date (the "Record Date") for the determination of participants of the Trust entitled to receive notice of and to execute the Consent Form. Participants signing and returning the Consent Form without marking a preference will be deemed to have consented. Participants who take no action on the Consent Form by November 14, 1997, will be deemed to have consented. Consent Forms returned with "Do Not Consent" marked will be considered not to have consented. Participants who execute consent forms may revoke them at any time before they are counted by filing with the Trust a written notice of revocation, or by delivering a duly executed Consent Form bearing a later date.

The proposal set forth in the Consent Form will be adopted if more than 50% of the outstanding participant units consent to, or are deemed to consent to, its adoption.

                             THE INVESTMENT ADVISOR

Investors Management Group has served as the investment advisor to the Trust since the Trust commenced investment operations in 1987. Investors Management Group is a federally registered investment advisor organized in 1982. Since then, its principal business has been providing continuous investment management to pension and profit sharing plans, insurance companies, public agencies, banks, endowments and charitable institutions, mutual funds, individuals and others. As of August 31, 1997, Investors Management Group had approximately $1.6 billion in equity, fixed income, and money market assets under management.

Investors Management Group is also the investment advisor of Liquid Assets Fund, Municipal Assets Fund, IMG Mutual Funds, Inc., Iowa Schools Joint Investment Trust, and sub-advisor of Capital Value Fund, Inc., and engages in certain other activities unrelated to investment companies.


David W. Miles is President, Treasurer, and Director, and Mark A. McClurg is Vice President, Secretary and Director of Investors Management Group. Each directly owns 50% of the outstanding Class A voting securities of Investors Management Group and the IMG ESOP owns 100% of the outstanding ESOP voting securities. David W. Miles owns an additional 13% of the total outstanding voting securities beneficially through the ESOP and Mark A. McClurg beneficially owns an additional 5% of the total outstanding voting securities. Mr. Miles and Mr. McClurg intend to devote substantially all their time to the operation of Investors Management Group. Their address is 2203 Grand Avenue, Des Moines, Iowa 50312-5338.


                                   THE MERGER


Pursuant to the Merger Agreement, IMG Acquisition, Inc., will be merged with and into Investors Management Group, and Investors Management Group will become a wholly owned subsidiary of AMCORE Financial, Inc., (the "Merger"). Investors Management Group will be the surviving organization and will continue to be headquartered in the historic Crawford Mansion located in Des Moines, Iowa. AMCORE Financial, Inc., is a publicly traded northern Illinois financial services holding company with assets exceeding $3.5 billion. AMCORE Financial, Inc., presently owns an investment advisory firm called AMCORE Capital Management, which is primarily known for its equity management. AMCORE Capital Management is the advisor to the nationally recognized AMCORE Vintage Mutual Funds, a family of seven funds investing in stocks and bonds to meet various investor objectives.

Under the terms of the Merger Agreement, each of Investors Management Group's ESOP shares will be converted into the right to receive 2.0038 shares of AMCORE Financial, Inc., common stock and each of Investors Management Group's Class A common share will be converted into (i) the right to receive 0.9808 shares of AMCORE Financial, Inc., common stock and (ii) the contingent right to receive additional AMCORE shares based on certain performance benchmarks in 1998, 1999 and 2000 with the shares issued in 1999, 2000 and 2001. The Merger is expected to be consummated on or about December 15, 1997, and is subject to certain closing conditions, including certain regulatory approvals and the approval of shareholders of Investors Management Group.


Investors Management Group does not anticipate any reduction in the quality of services now provided to the Trust. As a condition of the Merger, certain officers of Investors Management Group have agreed to enter into employment agreements with AMCORE Financial, Inc., which are intended to assure that the services of such officers are available to Investors Management Group (and thus to the Trust) after the Merger.

As a result of the Merger, Mr. Miles will become Chief Operating Officer and Mr. McClurg will become Managing Director for Client Development for AMCORE Investment Group, N.A., a trust subsidiary owned by AMCORE Financial, Inc., in addition to retaining their responsibilities with Investors Management Group. Jay Evans, presently Chief Investment Officer of AMCORE Capital Management, Inc., will assume that role at Investors Management Group.

                             THE ADVISORY AGREEMENT


The Trustees of the Trust are proposing that participants consent to a new investment advisory agreement (the "New Advisory Agreement") between the Trust and Investors Management Group to be effective upon consummation of the Merger. In anticipation of the Merger, a majority of the Trustees (all of whom are considered to be "Disinterested Trustees") approved the New Advisory Agreement on October 14, 1997. The participants of the Trust are being asked to approve the New Advisory Agreement.


The Current Advisory Agreement. The existing Administrator-Advisor Agreement (the "Current Advisory Agreement") was last approved by a majority of the Disinterested Trustees, voting in person at a meeting called for that purpose on October 14, 1994. The Current Advisory Agreement provides that the Advisor will supply investment research and portfolio management, including adequate personnel to market and supervise continuously the investment programs of the Trust, the administration of the investment programs, and the composition of the portfolios.

The Current Advisory Agreement provides that the Advisor shall not be liable for any error of judgment or of law, or for any loss suffered by the Trust in connection with any matters to which the Current Advisory Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its obligations and duties, or by reason of its reckless disregard of obligations or duties under the Current Advisory Agreement. The Current Advisory Agreement may be terminated at any time by either party without the payment of any penalty upon ninety (90) days written notice, and automatically terminates in the event of its assignment.

For the fiscal year ended June 30, 1997, the Trust's Diversified Portfolio and Direct Government Obligation Portfolio paid $301,794 and $83,981, respectively, for services provided, under the Current Advisory Agreement.

The Trust pays all other expenses incurred in its operation including, but not limited to, direct charges relating to the purchase and sale of its portfolio securities, interest charges, fees and expenses of legal counsel and independent auditors, taxes and governmental fees, expenses of regular and special meetings of the trustees, fees and disbursements of custodians, insurance premiums, indemnification and other expenses not expressly provided for in the Current Advisory Agreement and any extraordinary expenses of a nonrecurring nature.


The New Advisory Agreement. The Board of Trustees approved the proposed New Advisory Agreement between the Trust and Investors Management Group on October 14, 1997. The form of the proposed New Advisory Agreement is substantially similar to the Current Advisory Agreement between the Trust and its respective Advisor. There are no material differences between the Current Advisory Agreement and the New Advisory Agreement.


The investment advisory fee as a percent of net assets payable by the Trust will be the same under the New Advisory Agreement as under the Current Advisory Agreement. That is, 0.230 percent of the average daily net asset value up to $150 million, 0.185 percent of the average net asset values from $150 million to $300 million, and 0.140 percent of the average daily net assets exceeding $300 million for each of the portfolios, plus 0.10 percent of the average daily net asset value up to $250 million for program support fees. If the investment advisory fee under the New Advisory Agreement had been in effect for the Trust's most recently completed fiscal year, contractual advisory fees payable to the Advisor by the Trust would have been identical to those payable under the Current Advisory Agreement.


In connection with approving the New Advisory Agreement, the Trustees held a special meeting on October 14, 1997. At this meeting, the Trustees considered the possible effects of the Merger upon the Trust and Investors Management Group and its ability to provide investment advisory services with respect to the Trust. In evaluating the New Advisory Agreement, the Trustees took into account that the Trust's Current Advisory Agreement and the New Advisory Agreement, including the terms relating to the services to be provided thereunder by the Advisor and the fees and expenses payable by the Trust are identical. The
Trustees considered the skills and capabilities of the Advisor and the representation that no material change was planned in the current management or facilities of the Advisor as a result of the Merger. The Trustees considered the continued employment of members of senior management of the Advisor pursuant to future employment contracts to be important to help assure the continuity of the personnel primarily responsible for maintaining the quality of investment advisory and other services for the Trust. The Trusts considered the possible benefits the Advisor may receive as a result of the Merger.


The Trustees, all of whom are Disinterested Trustees, concluded that if the Merger occurs, entry by the Trust into a New Advisory Agreement would be in the best interest of the Trust and the participants of the Trust. The Board of Trustees unanimously approved the New Advisory Agreement for the Trust and recommended such agreement for approval by the participants of the Trust. The New Advisory Agreement will take effect upon the later to occur of (i) the obtaining of participant consent or (ii) the closing of the Merger. The New Advisory Agreement will continue in effect until December 31, 1997, and thereafter for successive annual periods as long as such continuance is approved in accordance with the 1940 Act. In the event that participants of the Trust do not approve the New Advisory Agreement and the Merger is consummated, the Board of Trustees would be forced to seek investment advisory services from another advisory organization. In the event the Merger is not consummated, the Advisor would continue to serve as investment advisor of the Trust pursuant to the terms of the Current Advisory Agreement.


This Consent Request Statement has been prepared by Investors Management Group which has represented that it fairly and accurately presents the information required to be set forth herein. Neither the Trustees nor Trust counsel have made an independent review of the merger and have relied upon the representations of Investors Management Group.